SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2003

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Ninth Street, Suite 2880, Minneapolis, MN 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 305-0339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements and Exhibits.

(c)    Exhibits:

99.1    November 10, 2003.

Item	12 Disclosure of Results of Operations and Financial Condition

On November 10, 2003, PW Eagle, Inc. issued a press release announcing its operating results for the three and nine months ended September 30, 2003 and the status of its strategic initiatives. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Current Report as if fully set forth herein.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that information contained herein is material investor information that is not otherwise publicly available.

The Press Release included reference to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). We consider EBITDA an important indicator of our operational strength and performance, including our ability to pay interest, service debt and fund capital expenditures. Given the nature of our operations, including the tangible assets necessary to carry out our production and distribution activities, depreciation represents our largest non-cash charge. Since this non-cash charge does not affect our ability to service our debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles. Further, EBITDA is one measure used in the calculation of certain ratios to determine our compliance with the our existing credit facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: November 10, 2003	By	/s/ Dobson West
Dobson West
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

to

November 10, 2003 Form 8-K

PW Eagle, Inc.

Exhibit Number	Exhibit Description

99.1	Press Release dated November 10, 2003

4